SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 6, 1997



                     HUTTON/CONAM REALTY PENSION INVESTORS
             (Exact name of registrant as specified in its charter)



        New York                    0-13330                11-2673854
State or other jurisdiction        Commission             IRS Employer
    of incorporation               File Number          Identification No.



3 World Financial Center, 29th Floor
New York, NY Attn.: Andre Anderson                           10285
Address of principal executive offices                     Zip Code


       Registrant's telephone number, including area code (212) 526-3237



Item 2. Disposition of Assets:

On August 6, 1997, Hutton/ConAm Realty Pension Investors (the "Partnership") closed on the sale of Chaparosa Apartments (the "Property"). The Property was sold for net proceeds of $5,461,126 to Apple Residential Income Trust, Inc. (the "Buyer"), which is unaffiliated with the Partnership. The selling price was determined by arm's length negotiations between the Partnership and the Buyer. The transaction resulted in a gain on sale of approximately $1.5 million, which will be reflected in the Partnership's statement of operations for the period ending August 31, 1997.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         HUTTON/CONAM REALTY PENSION INVESTORS
                         Registrant

                    By:  RPI REAL ESTATE SERVICES INC.
                         General Partner


Date: August 15, 1997    By:   /s/ Paul L. Abbott
                                   Director, President,
                                   Chief Executive Officer and
                                   Chief Financial Officer